===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HALTER MARINE GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                           HALTER MARINE GROUP, INC.
                               13085 SEAWAY ROAD
                          GULFPORT, MISSISSIPPI 39503

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 28, 1998

  Notice is hereby given that the 1998 Annual Meeting of Stockholders of Halter Marine Group, Inc. (the "Company"), a Delaware corporation, will be held at the Great Southern Club, One Hancock Plaza, Suite 1112, Gulfport, Mississippi 39501, on Tuesday, July 28, 1998, at 10:00 a.m., Central Daylight Time, for the following purposes:

    1) to elect two (2) directors to hold office until the Annual Meeting of Stockholders in the year 2001 and until their successors are elected and qualified;

    2) to approve an amendment to the Halter Marine Group, Inc. Restated Certificate of Incorporation providing for an increase in the number of shares of common stock authorized for issuance by the Company from 50,000,000 to 150,000,000; and

    3) to transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on June 1, 1998 will be entitled to notice of, and to vote at, the 1998 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open for examination by any stockholder, for any purpose germane to the 1998 Annual Meeting, for a period of ten (10) days prior to the meeting at the Company's offices, 13085 Seaway Road, Gulfport, Mississippi 39503.

  Please forward your proxy in order that you will be represented at the 1998 Annual Meeting, whether or not you expect to attend in person. Stockholders who attend the 1998 Annual Meeting may revoke their proxies and vote in person, if they so desire.

                                           By Order of the Board of Directors

                                                MAUREEN O'CONNOR SULLIVAN
                                           Senior Vice President and Secretary

Gulfport, Mississippi
June   , 1998

                           HALTER MARINE GROUP, INC.
                               13085 SEAWAY ROAD
                          GULFPORT, MISSISSIPPI 39503

  The 1998 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about
June   , 1998.

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 28, 1998

  This Proxy Statement is furnished to the stockholders of Halter Marine Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders of the Company to be held at the Great Southern Club, One Hancock Plaza, Suite 1112, Gulfport, Mississippi 39501, on Tuesday, July 28, 1998, at 10:00 a.m., Central Daylight Time (the "1998 Annual Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

ABOUT THE 1998 ANNUAL MEETING

 Voting Procedures

  Stockholders of record at the close of business on June 1, 1998 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, there were outstanding 28,823,158 shares of the Company's Common Stock (the "Company Shares"). The holders of a majority of the Company Shares issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum. The persons whom the Company appoints to act as inspectors of election will treat all Company Shares represented by a returned, properly executed proxy as present for purposes of determining the existence of a quorum at the Meeting. The Company Shares present at the meeting, in person or by proxy, that are abstained from voting or that are the subject of broker non-votes will be counted as present for determining the existence of a quorum. A broker non-vote occurs when a nominee holding Company Shares for a beneficial owner does not vote on a matter because the nominee does not have discretionary voting power with respect to the matter and has not received voting instructions from the beneficial owner. Each of the Company Shares will entitle the holder to one vote. In connection with the election of directors, a plurality of votes cast at the meeting is required for election and cumulative voting is not permitted. All other matters to be submitted to the stockholders require an affirmative vote of the majority of votes cast. Votes cast at the meeting will be counted by the inspectors of election.

  The Board of Directors is soliciting your proxy on the enclosed form to provide you with an opportunity to vote on all matters to come before the meeting, whether or not you attend in person. If you properly executed and return a proxy in the enclosed form, your shares will be voted as you specify. If you make no specifications, your shares will voted in accordance with the recommendations of the Board as set forth below. If you submit a proxy, you may subsequently revoke it by submitting a revised proxy or a written revocation at any time before the original proxy is voted. You may also attend the meeting in person and vote in person by ballot, which would cancel any proxy you previously gave. Unless you revoke your proxy, it will be voted at the 1998 Annual Meeting, and at any adjournment thereof, in the manner specified therein, or if not specified, in the following manner:

    (1) FOR election of the two (2) nominees, Mr. K.W. Lewis and Mr. Rick S. Rees, as members of the Board of Directors of the Company to hold office until the Annual Meeting of Stockholders in the year 2001, and until their successors are elected and qualified;

    (2) FOR approval of an amendment to the Company's Restated Certificate of Incorporation allowing for an increase, from 50,000,000 to 150,000,000, in the number of shares of Common Stock of the Company authorized for issuance; and

    (3) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 1998 Annual Meeting, or any adjournment thereof.

 Proxy Solicitation

  The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. In addition to solicitations by mail, arrangements have been made for brokers or nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Corporate Investor Communications, Inc. to assist with the solicitation from brokers and nominees. The fee for this service is estimated to be $1,200, plus reasonable out-of-pocket expenses. The expense of the solicitation of proxies for the 1998 Annual Meeting, including the cost of mailing, will be borne by the Company. Certain regular employees of the Company, at no additional compensation, may also solicit proxies personally, by telephone, facsimile or mail. Stockholders are urged to send in their proxies without delay to avoid additional expense to the Company.

OWNERSHIP OF COMPANY STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 Beneficial Ownership of Directors and of Certain Executive Officers

  The following table shows the number of shares of Common Stock beneficially owned by each director; by the Company's Chief Executive Officer; by each executive officer of the Company named in the "Summary Compensation Table" set forth below under "Executive Compensation and Other Matters"; by all directors and executive officers (11 persons) as a group; and by such persons known to the Company to own beneficially more than five (5%) of the outstanding Common Stock of the Company. The information set forth below, except where indicated, is as of the Record Date, is based upon information supplied by the named individuals, and is adjusted for the effect of a 3 for 2 split of the Common Stock of the Company on October 31, 1997:

                                                 NUMBER OF SHARES       PERCENT
                     NAME                      BENEFICIALLY OWNED(1)    OF CLASS
                     ----                      ---------------------    --------
Angus R. Cooper, II...........................          46,500(5)           *
Don O. Covington..............................          48,000(5)           *
John Dane III.................................         342,778(2)(4)(5)   1.2%
Barry J. Galt.................................             586              *
Burt H. Keenan................................           3,000(3)(5)        *
Kenneth W. Lewis..............................          34,273(5)           *
Richard T. McCreary...........................          12,290(4)(5)        *
Daniel J. Mortimer............................         106,107(4)(5)        *
Rick S. Rees..................................         134,500(4)           *
Directors and Executive Officers as a Group...         751,837(4)(5)      2.6%
Pioneering Management Corporation.............       2,738,400(6)         9.5%
FMR Corp......................................       1,798,275(6)         6.2%

--------
 * Less than one percent (1%)
(1) Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares.
(2) Includes shares held beneficially under the Company's 401(k) plan by Messrs. Dane and McCreary, 1,604 and 459 shares, respectively, as of April 30, 1998.
(3) Does not include 600 shares owned by Mr. Keenan's wife, as to which he disclaims any beneficial interest.
(4) Includes certain restricted shares to be issued within sixty (60) days of June 1, 1998, for Mr. Dane (16,000 shares); Mr. Mortimer (2,897 shares); Mr. McCreary (1,931 shares). At the election of the payee, executive officers may receive all, or a designated part of that portion (50%) of annual bonus earned in restricted shares, which would otherwise be deferred for cash payment in the following year.
(5) Includes shares which the individual has the right to acquire within sixty
    (60) days of June 1, 1998, pursuant to exercise of options granted under the Stock Option Plan for Mr. Cooper (1,500 shares); Mr. Covington (18,000 shares); Mr. Dane (180,000 shares); Mr. Keenan (1,500 shares); Mr. Lewis (1,500 shares); Mr. McCreary (9,900 shares); Mr. Mortimer (1,500 shares); Mr. Rees (76,500 shares).
(6) Based on information included in Schedules 13G filed by Pioneering Management Corporation and FMR Corp. with the Commission on January 21, 1998 and May 10, 1998, respectively. The shares of Common Stock to which such Schedule 13G of FMR Corp. relate are held directly by various mutual funds that are members of the Fidelity family of funds. The shares of Common Stock to which such Schedule 13G of Pioneering Management Corporation relate are held directly by one or more mutual funds in the Pioneer family of funds.

          MATTERS TO BE PRESENTED TO THE STOCKHOLDERS AT THE MEETING

                         ITEM 1--ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years.

  At the 1998 Annual Meeting, two (2) directors are to be elected who will hold office until the Annual Meeting of Stockholders in the year 2001 and until their respective successors are duly elected and qualified. The persons named as proxies in the enclosed form of proxy intend to vote for the election of each of the two (2) nominees listed below, unless otherwise directed. The Board has nominated Mr. K. W. Lewis and Mr. Rick S. Rees, the directors whose terms are expiring this year, for election as members of the Board to serve for three year terms until the Annual Meeting of Stockholders in 2001. The nominees have consented to be named herein and to serve, if elected.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE TWO (2) NOMINEES: MR. LEWIS AND MR. REES

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

 Nominees for Election at the 1998 Meeting

 Terms Expiring in 1998

  KENNETH W. LEWIS, age 59. Director since 1996. Mr. Lewis was Senior Vice President and Chief Financial Officer of Trinity Industries, Inc. at the time of his retirement in January 1996 after 32 years of service. He is a director of McConway & Torley Corporation, a privately held manufacturer of products for the railcar industry, and a director of Lambert Fenchurch US Holdings, Inc., which is owned principally by Lambert Fenchurch Group Holdings PLC, an international broker conducting all classes of insurance and reinsurance brokering and risk management headquartered in London, England and having offices worldwide.

  RICK S. REES, age 45. Director since 1996. Mr. Rees joined the Company in April 1997 and is an Executive Vice President and the Chief Financial Officer. Mr. Rees has been involved in the marine industry since obtaining his MBA from
A. B. Freeman School of Business, Tulane University in 1975. Prior to joining the Company, Mr. Rees was President of Maritime Holdings, Inc., the parent company of Texas Drydock, Inc., a company with operations in the offshore rig construction, conversion and repair business. From 1989 to 1996, he was President of Maritime Capital Corporation, a marine finance company. From 1975 to 1983, he was with Halter Marine, Inc., an antecedent of Halter Marine Group, Inc., and served in several capacities, including Chief Financial Officer and a director of the Company. Mr. Rees is a certified public accountant.

 Continuing Directors

 Terms Expiring in 1999

  ANGUS R. COOPER, II, age 57. Director since April 1, 1997. Mr. Cooper is Chairman and Chief Executive Officer of Cooper/T. Smith Corporation, a shipping service company headquartered in Mobile, Alabama which operates in 30 ports on the East, Gulf and West Coasts of the United States, plus operations in Brazil, Colombia, Mexico and Venezuela. He currently serves on the Board of Directors of the Federal Reserve Bank of Atlanta, New Orleans Branch, Whitney National Bank, Coast Guard Foundation, World Business Council and the Executive Hall of Fame.

  BURT H. KEENAN, age 59. Director since April 1, 1997. Mr. Keenan is Chairman and Chief Executive Officer of Independent Energy Holdings, a London listed United Kingdom corporation, that develops and markets electricity in the United Kingdom's deregulated electricity industry. He is a director of Telescan, a NASDAQ quoted company which conducts an interactive online information business. From 1969 to 1986, Mr. Keenan was the Chairman and Chief Executive Officer of Offshore Logistics, Inc., a NASDAQ listed marine and aviation oil and gas service company. Since 1987, he has been associated with Chaffe and Associates, Inc., an investment banking firm in New Orleans, Louisiana. Under the Carter and Reagan Administrations, Mr. Keenan was a member of the National Advisory Council on Oceans and Atmosphere, a United States Presidential Commission.

 Terms Expiring in 2000

  JOHN DANE III, age 47. Director, Chairman of the Board and President and Chief Executive Officer of the Company. Mr. Dane has over 23 years of marine management experience. He founded Moss Point Marine, Inc. in 1980, which was acquired in 1987 by Trinity Industries, Inc., at which time he became president of Trinity Marine Group, the predecessor of the Company. During his tenure, Trinity Marine Group grew to 22 shipyards with revenues exceeding $400 million. Mr. Dane holds a B.S. and a Ph.D in civil engineering from Tulane University. He is a member of the Board of Advisors, Tulane School of Engineering, the Navy League, the U.S. Coast Guard Foundation, and the Society of Naval Architects. He is a registered engineer and a member of the American Bureau of Shipping.

  DANIEL J. MORTIMER, age 50. Director since April 1, 1997 and Executive Vice President and Chief Operating Officer since November 1997. Mr. Mortimer has 30 years of experience in maritime construction and shipbuilding. He was formerly Chairman and President of Gulf Coast Fabrication, Inc., a marine construction company which was acquired in 1994 by the Company. Mr. Mortimer serves on the boards of various organizations, including the Southern Development Association, and is the current President of the Mississippi Coast Crime Commission. In 1991, he was Mississippi Governor Mabus' Appointee to the Board of Directors for The Job Training Partnership Act. He is active in the Society of Naval Architects and Marine Engineers, American Welding Society and American Institute of Steel Construction.

 Term Expiring in 2001

  BARRY J. GALT, age 65. Director since November 8, 1998. Mr. Galt is Chairman and Chief Executive Officer of Seagull Energy Corporation (NYSE:SGO), Houston, Texas since 1984. Seagull Energy engages in oil and gas exploration and development worldwide. He serves on the boards of Texas Commerce Bank, Trinity Industries, Inc., Standard Insurance Company, the American Petroleum Institute and the Independent Petroleum Association of America. He has also served as regional vice chairman of the National Association of Manufacturers and is a director of the Salvation Army in Houston. He holds a B.A. and an L.L.B. from the University of Oklahoma and served in the U.S. Navy as an aviator.

           ITEM 2--APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION INCREASING NUMBER OF SHARES AUTHORIZED

  The Board of Directors has adopted, and recommends that the stockholders approve, an amendment of the Halter Marine Group, Inc. Restated Certificate of Incorporation to allow for an increase in the number of shares of Common Stock of the Company that may be issued, having unanimously adopted the following resolution:

    Resolved, that the Board of Directors of the Company does hereby propose and recommend to the stockholders at the 1998 Annual Meeting of Stockholders that the Company's Restated Certificate of Incorporation be amended so as to increase the total number of shares of Common Stock, par value $.01 per share, which the Company shall have authority to issue from 50,000,000 shares to 150,000,000 shares.

  The purpose of the proposed amendment is to allow for issuance of an additional 100,000,000 shares of Common Stock of the Company at such time and under such circumstance as the Board may consider necessary, advisable and in the best interests of the Company. Although there is no current intention to issue shares of Common Stock in excess of the 50,000,000 shares currently authorized by the Company's Restated Certificate of Incorporation, the proposed amendment will allow for such issuance in future at the Board's discretion.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION AUTHORIZING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

CORPORATE GOVERNANCE

 The Board of Directors

  During fiscal 1998, the Board acted to increase its membership from six directors to seven and on November 8, 1998, Mr. Barry J. Galt was unanimously elected to serve for a three year term expiring in 2001. Mr. Galt was appointed to the Audit and Compensation Committees and was selected to chair the Audit Committee. The directors hold regular quarterly meetings, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. During the Company's fiscal year ended March 31, 1998, the Board of Directors held a total of ten (10) meetings, quarterly and special. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors, and the committees on which they served, during fiscal 1998.

 Committees of the Board

  The Board of Directors has established an Audit Committee, the current members of which are Messrs. Barry J. Galt, Chairman, K. W. Lewis, Burt H. Keenan and Angus R. Cooper II. The responsibilities and authorities of the Audit Committee include: (1) to recommend to the Board of Directors the firm or persons to be employed by the Company as its independent auditors (subject to contractual obligations of the Company, if any, relating to the retention of independent auditors), (2) to consult with the independent auditors as to their plan of audit and to review non-audit services to be performed for the Company, (3) to review and evaluate with the independent auditors the results of their audit, their audit report and any related management letter and the annual financial statements of the Company, (4) to review and evaluate with senior financial management of the Company and the independent auditors the appropriateness of and compliance with the Company's accounting policies, internal control systems, business practices and ethics policies, and financial record keeping and reporting procedures, and (5) to take such other actions as may be appropriate or as directed by the Board of Directors to assure that the financial information to be provided by the Company to its stockholders and others is reliable and the policies, systems of control and procedures established by management effectively safeguard the assets and other interests of the Company. During fiscal 1998, the Audit Committee held three (3) meetings.

  The Board of Directors also has established a Compensation Committee, the current members of which are Messrs. K. W. Lewis, Chairman, Angus R. Cooper, II, Burt H. Keenan and Barry J. Galt. The responsibilities and authorities of the Compensation Committee include: (1) to determine the salaries, incentive compensation and other remuneration of all officers of the Company, (2) to review the compensation policies and general guidelines being used to compensate employees of the Company who are officers, (3) to make grants and awards under the Company's 1996 Stock Option and Incentive Plan , as amended and supplemented (the "Stock Option Plan"), (4) to grant contingent performance bonuses to officers and other key employees of the Company under the Stock Option Plan and the Company's Annual Incentive Compensation Plan in such amounts and subject to such terms and conditions, including conditions to vesting, as the Compensation Committee may deem appropriate, and (5) to take such other action as may be appropriate or as directed by the Board of Directors to assure that the compensation policies of the Company are reasonable and fair. During fiscal year 1998, the Compensation Committee held four (4) meetings.

  The entire Board of Directors acts as a nominating committee.

 Compensation of Directors

  Each director, who is not a compensated officer or employee of the Company, currently receives $1250 for each meeting of the Board attended, plus reimbursement of reasonable out-of-pocket expenses incurred in connection therewith. Each director, who is not a compensated officer or employee of the Company, also receives a fee of $30,000 per annum, payable in equal monthly installments, for serving as a director. The Chairman of the Audit and Compensation Committees each receive an additional $2,000 per annum for serving in those capacities, and each member of these committees receive $1,250 for each meeting attended. In addition, each director, who is not a compensated officer or employee of the Company, is granted under the Stock Option Plan, on an annual basis, options to purchase 7,500 shares of the Common Stock of the Company at the closing price per share as of the date of the Company's Annual Meeting of Stockholders for that year, except for fiscal 1998, such grant occurred on April 27, 1998, with an exercise price per share equal to the closing price per share on that date.

EXECUTIVE COMPENSATION AND OTHER MATTERS

 Cash Compensation

  The following table sets forth information for the Company's fiscal year ended March 31, 1998, with regard to the compensation for their services to the Company and its subsidiaries in all capacities of the Chief Executive Officer and each of the other four (4) most highly compensated executive officers of the Company at the close of fiscal 1998.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                     ANNUAL COMPENSATION        COMPENSATION
                              --------------------------------- ------------
                                                                STOCK OPTION
   NAME AND PRINCIPAL                            OTHER ANNUAL      AWARDS       ALL OTHER
        POSITION         YEAR  SALARY  BONUS(1) COMPENSATION(2) (SHARES)(3)  COMPENSATION(4)
   ------------------    ----  ------  -------- --------------- ------------ ---------------
John Dane, III.......... 1998 $550,000 $580,000    $113,000       750,000       $ 28,625
 Chairman, President and 1997  491,667  857,800     134,947       150,000         18,312
 Chief Executive Officer 1996  450,000   36,810      48,681            --         19,699
Rick S. Rees............ 1998 $344,340 $280,000    $ 62,434       375,000       $ 22,219
 Executive Vice
  President and          1997       --       --          --            --             --
 Chief Financial Officer 1996       --       --          --            --             --
Daniel J. Mortimer...... 1998 $176,532 $105,000    $ 28,153       207,500       $371,250
 Executive Vice
  President and          1997       --       --          --            --             --
 Chief Operating Officer 1996       --       --          --            --             --
Don O. Covington........ 1998 $278,663 $125,000          --        90,000             --
 Group President,        1997       --       --          --            --             --
 TDI--Halter, L.P.       1996       --       --          --            --             --
Richard T. McCreary..... 1998 $160,235 $ 70,000          --        49,500       $  7,675
 Senior Vice President-- 1997       --       --          --            --             --
 Administration          1996       --       --          --            --             --

--------
(1) Annual incentive bonuses are paid only upon the achievement of a predetermined financial goal set for each executive at the beginning of the fiscal year. One-half (50%) of the annual incentive bonus is paid within ninety (90) days of the close of the Company's fiscal year, except for Mr. Covington for whom no deferral was made. The remaining one-half (50%) may, at the payee's option, be received, in whole or part, in restricted Company stock in the year earned, or be received in cash in the succeeding year, provided that the executive's employment with the Company has not been terminated for any reason other than death, disability, retirement, or change of control prior to payment (in the case of cash deferrals), or prior to removal of restrictions (in the case of receipt of restricted Company shares). The amounts shown for bonuses in the foregoing table, except for Mr. Covington, include the one-half (50%) subject to deferral to the succeeding year, which deferred bonus amounts total for Messrs. Dane, $290,000; Rees, $140,000; Mortimer, $52,500; and McCreary, $35,000, except that the following individuals elected to receive all of their deferred bonus for fiscal 1998 in restricted Company stock to be issued within sixty (60) days of June 1, 1998: Messrs. Dane, 16,000 shares; Mortimer, 2,897 shares; McCreary, 1,931 shares. The bonus amount for fiscal 1997 includes a one-time special bonus awarded by the Compensation Committee for the year to certain officers and employees, the amount of which was $442,000 for Mr. Dane.
(2) An amount equal to ten percent (10%) of the salary and incentive bonus of Messrs. Dane, Rees, and Mortimer is set aside annually pursuant to a long term deferred compensation plan.
(3) The amounts shown for 1996 do not include the grant by Trinity Industries, Inc. of options on shares of its Common Stock that terminated unexercisable by reason of separation of employment before any vesting upon the distribution by Trinity Industries, Inc. to its stockholders on March 31, 1997 of all its shares of Common Stock of Halter Marine Group, Inc.
(4) All Other Compensation consists principally of the Company's matching contribution under the 401(k) plan previously available to executives and under the non-qualified deferred compensation plan currently available to executives, director fees (as applicable), and automobile allowances, except for Mr. Mortimer whose Other Compensation during fiscal 1998 included consulting fees of $336,000 paid to him by the Company prior to his employment by the Company.

INCENTIVE AND OTHER EMPLOYEE BENEFIT PLANS

 1996 Stock Option and Incentive Plan

  The Company has adopted the Amended and Restated 1996 Stock Option and Incentive Plan (the "Stock Option Plan") in order to attract and retain key employees and directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. These objectives are to be accomplished by making awards under the Stock Option Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company.

  The Compensation Committee of the Board of Directors determines the officers and key employees to whom options are granted, the type of options, the number of shares covered by such options and the option vesting schedule. In the case of incentive stock options, the Internal Revenue Code requires that the option exercise price must not be less than the fair market value of the stock at the time that the option is granted. Options become exercisable as set forth in the option agreements pursuant to which they are issued, but in no event are incentive stock options exercisable after the expiration of ten (10) years from the date of grant (or, in the case of an employee owning directly or indirectly more than ten (10%) percent of the total outstanding Common Stock, five (5) years from the date of grant). Regardless of any vesting schedule contained in an option agreement, the plan provides for the acceleration of vesting in certain events, including the optionee's death, disability or retirement, the dissolution or liquidation of the Company, certain reorganizations of the Company or the acquisition of thirty percent (30%) or more of the Company's outstanding Common Stock as a result of a tender or exchange offer other than by the Company. The following types of awards may be pursuant to the Stock Option Plan: (i) stock option, including incentive stock options; (ii) stock appreciation right, in tandem with stock options or freestanding; (iii) restricted stock; (iv) performance awards; (v) dividend equivalent rights, in tandem with other awards or freestanding; and (vi) other awards based on, payable in, or otherwise related to Common Stock. The Stock Option Plan provides that the maximum number of shares of Common Stock shares respect to which awards may be granted is 3,600,000 shares. As awards under such plan expire, terminate, or are surrendered unexercised, the shares underlying such awards are available for further awards. The terms of the plan currently provide that all rights to exercise an option terminate immediately upon an employee's discharge for cause; ten days after an employee's resignation; three months after an employee's disability; twelve months after an employee's death and three months after the employee's retirement. The Stock Option Plan provides that if the terms of a non-qualified option prohibit its exercise before the expiration of a specified period of time and if the optionee ceases to be an officer, director or employee for any reason other than discharge for cause, then the vested portion of the option will not terminate until three months after the expiration of the period during which the exercise of the option is prohibited.

  Recipients of options may pay the option exercise price in cash or by delivering to the Company shares of the Company's Common Stock already owned by the optionee having a fair market value equal to the option exercise price. When the optionee surrenders stock already owned by him in payment of the exercise price, the optionee will be granted, except in limited instances, a new option on shares equal in number to those surrendered at an option exercise price that is the fair market value of the Company's Common Stock on the date of the new grant and exercisable no earlier than six months after the date of such new grant. An optionee also may elect to satisfy the income tax withholding requirement upon the exercise of a non-incentive stock option either by payment of the amount of such withholding obligation in cash or through the retention by the Company of a number of shares of Common Stock out of the shares being purchased with a fair market value equal to the amount of the withholding obligation, but no new option is awarded for the shares retained to satisfy the employee's income tax withholding requirement.

  The provisions of the Stock Option Plan may be modified or amended at any time or from time to time by the Board of Directors; provided, however, no option at any time outstanding may be impaired or canceled adversely to the holder without the consent of the holder thereof, and no amendment can increase the maximum number of shares subject to the plan, to materially increase the benefits accruing to participants, or materially modify the requirements as to eligibility for participation in the plan, without stockholder approval.

  The following table contains information concerning the grant of stock options with respect to fiscal 1997 for each of the executives named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                         ANNUAL RATES OF STOCK
                                                                           PRICE APPRECIATION
                            INDIVIDUAL GRANTS                               FOR OPTION TERM
 ----------------------------------------------------------------------- ----------------------
                                  PERCENT OF           MARKET
                                    TOTAL              PRICE
                                   OPTIONS    EXERCISE   ON
                                  GRANTED TO  OR BASE   DATE               AT 5%      AT 10%
                         OPTIONS EMPLOYEES IN  PRICE     OF   EXPIRATION   ANNUAL     ANNUAL
          NAME           GRANTED FISCAL YEAR   ($/SH)  GRANT     DATE      GROWTH     GROWTH
          ----           ------- ------------ -------- ------ ---------- ---------- -----------
John Dane III........... 750,000     28.5%     $10.33  $10.33  04/10/07  $4,872,361 $12,347,520
Rick S. Rees............ 375,000     14.2%     $10.33  $10.33  04/10/07  $2,436,181 $ 6,173,760
Daniel J. Mortimer......   7,500      0.3%     $10.33  $10.33  04/10/07  $   48,724 $   123,475
                         200,000      7.6%     $30.50  $30.50  11/21/07  $3,836,257 $ 9,721,829
Don O. Covington........  90,000      3.4%     $19.33  $19.33  07/15/07  $1,094,088 $ 2,772,634
Richard T. McCreary.....  49,500      1.9%     $12.42  $12.42  04/22/07  $  386,638 $   979,817

--------
(1) The stock options shown in the table were granted pursuant to the Company's Stock Option Plan. The Company has not granted any stock appreciation rights but the Company's stock option agreements provide that the option may be surrendered for cash for the difference between the then market value of the shares and the option exercise price within thirty
    (30) days after the acquisition of thirty percent (30%) of the Company's Common Stock pursuant to a tender or exchange offer other than one made by the Company.

  The table below sets forth information concerning each exercise of stock options by each of the named executive officers during the most recently completed fiscal year and the number of exercisable and unexercisable stock options held by them and the fiscal year-end value of the exercisable and unexercisable options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                                      YEAR-END               FISCAL YEAR-END
                                              ------------------------- -------------------------
                           SHARES
                          ACQUIRED    VALUE
          NAME           ON EXERCISE REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------- ------------------------- -------------------------
John Dane III...........      --        --              30,000                 $  256,230
                                                       870,000                 $5,181,420
Rick S. Rees............      --        --               1,500                 $   12,812
                                                       381,000                 $2,129,496
Daniel J. Mortimer......      --        --                   0                 $        0
                                                       207,500                 $   41,565
Don O. Covington........      --        --                   0                 $        0
                                                        90,000                 $        0
Richard T. McCreary.....      --        --                   0                 $        0
                                                        49,500                 $        0


Retirement Plans

  Defined Benefit Plan. The Company has a noncontributory, defined benefit retirement plan (the "defined benefit plan") which was, until March 31, 1998, available to all eligible employees who had completed a specified period of employment. The Company has decided to terminate the defined benefit plan and may do so, depending on certain variables, as soon as December 31, 1998. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a percentage of average monthly compensation over a five consecutive year period.

  Retirement benefits are paid to participants upon retirement, as defined in the plan. A participant is one hundred percent vested after five or more years of service but forfeits his benefits in case of a severance from service before five years except upon death or actual retirement. The plan also provides for the payment of certain benefits upon the death of a vested participant.

  Effective March 31, 1998, the defined benefit plan was frozen. No employees or officers will become participants in this plan after March 31, 1998, and no additional benefits will accrue for participants after March 31, 1998. Of the individuals listed in the "Summary Compensation Table" in this proxy statement, only Mr. Dane has had sufficient years of service, which includes certain service with Trinity, for payment of benefits under the defined benefit plan.

  Supplemental Retirement Plan. The Company has established a supplemental retirement plan (the "supplemental retirement plan"), which is a nonqualified, deferred compensation plan available to a select group of highly compensated employees providing benefits in an amount equal to the amount participants would have received under the defined benefit plan, but for the limitations of
Section 401(a)(17) and Section 415 of the Internal Revenue Code. A participant is entitled to benefits upon his retirement.

  In light of the freezing of the Company's defined benefit plan, effective March 31, 1998, there will be no further benefit accruals under this supplemental retirement plan after March 31, 1998. All benefits under this supplemental retirement plan will be paid out of the general assets of the Company.

  The approximate level of annual benefit payable to Mr. Dane under the deferred benefit plan and the supplemental retirement plan, assuming retirement from the Company at age 65 and an average annual compensation in the five years preceding retirement of $1,100,000, is $90,750.

  Section 401(k) Plan. The Company maintains a Section 401(k) plan (the "401(k) plan") that permits employees to elect to contribute not less that two percent (2%) nor more than fifteen percent (15%) of their compensation to a trust to pay future retirement benefits, subject to the maximum limit on the amount of compensation permitted to be deferred for this purpose. The Company, in its discretion for each plan year, makes monthly contributions to the plan. The Company currently matches fifty percent (50%) of the lesser of (i) the amount of the employee's contribution or (ii) six percent (6%) of the employee's compensation. Participants are 100% vested in the salary reduction contributions made by them, and vest in the employer contributions over a four
(4) year period at the rate of twenty-five percent (25%) per year or upon normal retirement, death or disability. Effective April 1, 1998, highly compensated employees, including each individual listed in the "Summary Compensation Table," are no longer eligible to participate in the Company's 401(k) plan.

  Nonqualified Deferred Compensation Plan. The Company had established a Supplemental Profit Sharing Plan which, effective April 1, 1998, has been amended and renamed as the Company's Nonqualified Deferred Compensation Plan (the "nonqualified deferred compensation plan"). Under this nonqualified deferred compensation plan, certain highly compensated employees are permitted to defer compensation, and the Company credits to an account for each such employee an amount equal to the deferred portion of his compensation plus matching contribution. For deferrals made on or after April 1, 1998, the Company matches fifty (50%) percent of the amount of the employee's base salary deferrals, not in excess of six (6%) percent of base salary up to a
maximum of $       per annum. The Company may also make additional
contributions on behalf of one or more participants in its discretion for each plan year. The bookkeeping accounts that are maintained on behalf of participants under this plan are credited with earnings and losses based on deemed investments made at the direction of the participant in specified investment funds. The Company has also assumed an obligation to provide benefits under its nonqualified deferred compensation plan based on deferrals and matching contributions made by certain Company employees to a deferred compensation plan maintained by Trinity. Benefits are paid in a lump sum payment at termination of employment or may be paid in installments if the participant retires after age 55. Certain pre-termination distributions are also available. Contributions to the nonqualified deferred compensation plan are not deductible by the Company for federal income tax purposes until benefits are paid to participants. The Company has established a grantor trust under the plan, and the assets of the trust are considered part of the general assets of the Company.

 Change of Control Agreements

  The Company has entered or will enter into agreements (the "Change of Control Agreements") with certain of the executive officers named in the Summary Compensation Table and others to provide certain severance benefits in the event of a termination of employment following a change of control (as defined in the Change of Control Agreements) of the Company. Each Change of Control Agreement provides that, following a change of control of the Company, if the Company terminates the executive's employment other than as a result of the executive's death, disability or retirement, or for cause (as defined in the Change of Control Agreements), or if the executive terminates his employment for good reason (as defined in the Change of Control Agreements), then the Company will pay to such executive a lump sum equal to 2.99 times the amount of the executive's base salary and bonus paid by the Company and its subsidiaries to the executive during the twelve (12) months prior to termination or, if higher, the twelve (12) months prior to the change of control.

  The severance benefits provided by the agreements also include certain fringe benefits to which each executive would have been entitled if the executive had remained in the employment of the Company and a supplemental benefit based on the Company's pension plan, which benefit is payable in a series of cash payments.

  The Change of Control Agreements provide that, if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax had been imposed.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The following report is submitted by the Compensation Committee for inclusion in this proxy pursuant to the rules of the Securities and Exchange Commission with respect to Executive Compensation:

  The Compensation Committee (the "Committee"), subject to direction from the Board of Directors, determines the general compensation policies of the Company, determines the compensation to be paid to certain officers and certain other persons in senior management positions and administers the Company's Stock Option Plan. The Committee is composed of four independent, non-employee directors.

 Philosophy of Compensation

  The objectives of the Company's compensation policies are (i) to attract and retain the best possible executive talent, (ii) to motivate executives to achieve the Company's goals, (iii) to link the executive and stockholder interests through performance rewards, and (iv) to provide a compensation that appropriately recognizes individual and corporate contributions. The Committee's compensation programs are designed to make a substantial component of each executives' potential compensation dependent upon improving the profitability of the Company. The Committee will do this by providing incentives to achieve short-term and long-term objectives and by rewarding exceptional performance and accomplishments. The Committee engages outside compensation consultants to assist the Committee in determining appropriate levels of compensation.

 Types of Compensation

  The Company provides two main types of compensation:

    (1) Annual compensation, consisting generally of a base salary and an incentive bonus payable only when profits for the year meet specified target levels; and

    (2) Long-term compensation, consisting primarily of stock options, deferred compensation and other long-term incentive awards. The value of these awards are directly related to an increase in the value of a share of the Company's Common Stock.

 Annual Compensation

  At least once each year, the Committee will review the Company's executive compensation program. The Committee will predetermine for each executive a base salary and an incentive bonus formula. The annual base salary of each executive is determined by a number of factors, including position in the Company, the executive's duties and responsibilities, the executive's past and expected future financial and other performance, the executive's leadership ability, initiative, development of a team spirit, adaptability in a rapidly changing competitive environment, strategic decisions, relative position in the salary structure of the Company and information relating to compensation paid to other executive officers in similar positions. The Committee expects a recommendation from the Company's Chief Executive Officer but will exercise its own judgment and make its own determination. A competitive base salary is consistent with the Company's long-term business objectives of attracting and retaining highly qualified, competent executives.

  The incentive bonus is particularly aligned with the interests of the Company's stockholders. The incentive bonus as paid to executives in fiscal 1998, including the Company's Chief Executive Officer, were based upon the achievement of predetermined goals. The formula was based upon a percentage of base salary in relation to the Company's financial performance for the year. The maximum incentive bonus is limited to a percentage of base salary.

 Long-Term Compensation

  The Company has adopted the Stock Option Plan, which permits the Committee to make the following types of awards: (1) stock options, including incentive stock options; (2) stock appreciation rights, in tandem with stock options or freestanding, (3) restricted stock; (4) performance awards; (5) dividend equivalent rights, in tandem with other awards or freestanding; and (6) other awards based on, payable in, or otherwise related to the Common Stock of the Company. Stock options were awarded but the Committee did not make any other type of award in fiscal 1998.

  The Committee considers stock options to be an important part of the Company's long-term incentive program. The employees who are awarded stock options gain only when the Company's stockholders gain--when the value of a share of Common Stock increases. The Committee believes that stock options come closer to aligning stockholder and executive interests than almost any other type of long-term incentive compensation that the Committee can award at this time. The number of shares for which options were granted in fiscal 1998 to the Chief Executive Officer and to next four most highly compensated executive officers are set forth in the table, "Option Grants in the Last fiscal Year" contained in this proxy.

 Compensation of Chief Executive Officer in Fiscal 1998

  Mr. Dane's total compensation reflects the Committee's positive evaluation of his effective leadership of the Company during the past fiscal year and his implementation of the Company's strategic goals during the period. Having led the Company in its initial public offering and through its separation from Trinity, Mr. Dane continued his leadership role during fiscal 1998 by significantly expanding the Company's product lines and markets and by enhancing the Company's management team. The acquisition of Texas Drydock, Inc. was completed, which allows the Company to compete in the offshore drilling rig market. In addition, Mr. Dane guided the Company in five (5) additional strategic acquisitions, including the acquisition of certain assets of Amclyde Engineered Products, Inc., which forms the basis of the Company's new Engineered Products Group. Under Mr. Dane's guidance, the Company's contract revenue earned in fiscal 1998 increased by sixty-five (65%) percent to $670.2 million and the Company's net income rose by forty (40%) percent to $22.5 million.

  Mr. Dane's base salary for fiscal 1998 was $550,000 and, under the predetermined formula as a percentage of salary based upon profits of the Company for the fiscal year, he earned a bonus of $580,000. The terms of the incentive formula for Mr. Dane limit his maximum incentive bonus in any particular year to two hundred percent (200%) of base salary. Mr. Dane also earned $113,000 under a deferred compensation plan under which an amount equal to ten percent (10%) of the participant's annual base salary and incentive compensation is accrued to his deferred account on the books of the Company, with interest at the prime rate from time to time at Texas Commerce Bank. The amount in his deferred account will be paid to him only after retirement or other termination of employment.

  During fiscal 1998, Mr. Dane was granted, under the terms and conditions of the Stock Option Plan, options to acquire 750,000 shares of the Company's Common Stock at a price of $10.33 per share.

 Policy on Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility for federal income taxes of compensation in excess of $1 million paid to a publicly held company's chief executive officer and any of the other four highest-paid executive officers, except for "performance-based" compensation. The Committee is aware of this limitation and intends to consider the effects of Section 162(m) on the Company when making compensation decisions.

Compensation Committee                    K.W. Lewis, Chairman
                                          Angus R. Cooper II, Member
                                          Burt J. Keenan, Member
                                          Barry J. Galt, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  At the Company's initial public offering in September 1996, the Board appointed a Compensation Committee, composed of Messrs. K. W. Lewis and Rick
S. Rees, the only directors at that time who were not employees of the Company or of Trinity, and decisions of the Committee were subject to the approval of the Chairman and Chief Executive Officer of Trinity. In April 1997, after the Company's separation from Trinity and the resignation of those members of the Company's Board then employed by Trinity, the Board named Messrs. Lewis, Keenan and Cooper to its Compensation Committee, and in fiscal 1998, Mr. Galt was added to the Committee after his election to the Board. No member of the Compensation Committee is or was a current or former officer or employee of the Company and no Company executive officer serves as a director or member of the compensation committee of any entity in which a Company director or executive officer is a director or executive officer.

PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative return (assuming reinvestment of any dividends) for the Company, the S&P Small Cap 600 Index and a peer group composed of Avondale Industries, Inc., Friede Goldman Intl., Inc., Gulf Island Fabrication, Inc., McDermott Incorporated and Unifab International. The graph also reflects a comparison of such cumulative return for a peer group composed of Avondale Industries, Inc., Global Industries Ltd., McDermott Incorporated and Varco International, Inc., which peer group was utilized by the Company for comparison in its last fiscal year's proxy statement. Since there is no widely recognized standard industry group comprising the Company and peer companies, the peer groups are composed of companies which have one or more products that compete with products of the Company and are believed by the Company to be companies that analysts frequently use to compare with an investment in the Company. The change in the Company's peer group (as compared to the peer group utilized for the preceding fiscal year) was made in part because the Company, during fiscal year 1998, entered the market for construction, modification and repair of mobile offshore rigs as a result of its acquisition of Texas Drydock, Inc., completed in May 1997. Such change was also made as a result of certain new peer group companies becoming reporting companies under the Securities Exchange Act of 1934, as amended, during fiscal year 1998. The information contained in this table was compiled by Research Data Group.


                       [Performance graph appears here]


                            9/27/96  9/96  12/96  3/97  6/97  9/97  12/97  3/98

Halter Marine Group, Inc.    100      107   125    144   218   440   394   216
Old Peer Group               100       99   100    108   125   206   183   202
New Peer Group               100      101    83     85    97   167   151   147
S & P Smallcap 600           100      104   110    104   123   143   139   154

           COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE

                                  ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the American Stock Exchange and a copy of each report is required to be furnished to the Company.

  Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended March 31, 1998, each individual who was required to file such reports during the fiscal year complied with the applicable filing requirements, except certain untimely filings by Mr. Dane (one Form 4 involving one transaction and one Form 4 involving two transactions), Mr. Covington (Form 3 and Form 4 involving two transactions), and Mr. McCreary (Form 3).

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 With John Dane III

  Mr. Dane acquired 25% of the stock of United States Marine, Inc. ("USMI") in June 1996 with a commitment to acquire up to an additional 50% over the next five years. USMI performs services for the Company as a subcontractor with respect to the production of high speed composite vessels for the U.S. Navy, and the Company paid USMI approximately $4.8 million during fiscal 1998 for subcontractor services. The Company believes that the terms on which the Company has been supplied subcontractor services by USMI were at least as favorable as those which could have been obtained by the Company in arm's-length transactions with unrelated parties. Nevertheless, Mr. Dane will transfer all of his rights and interest in USMI to a trust for the benefit of family members and, to the extent the Company does business with USMI, such transactions will be reviewed and approved by a member of the Audit Committee. During fiscal 1998, the Company paid to entities owned 50% by Mr. Dane, a total of $51,600 in lease payments for real and personal property, including a vessel, used in connection with the Company's business. With the approval of the Board, during fiscal 1998, the Company acquired the vessel, previously under charter to the Company, for $400,000, its appraised value.

 With Rick S. Rees, Director, Executive Vice President and Chief Financial
Officer

  Prior to Mr. Rees' association with the Company, he was a stockholder of Maritime Holdings, Inc. ("MHI") and its President. MHI owned 80% of the outstanding capital stock of Texas Drydock, Inc. ("TDI"). On February 14, 1997, the Company contracted to acquire 51% of the outstanding capital stock of MHI; 51% of the remaining 20% of the capital stock of TDI not owned by MHI; and options to acquire the other 49%. At the closing in April 1997, at which time Mr. Rees was a director of the Company, he received $2,814,621. On May 16, 1997, the Company purchased the other 49% of the outstanding stock of MHI. At the second closing, Mr. Rees received a note from the Company in the principal sum of $4,070,942, bearing interest at the rate of 7.1% per annum, payable in full, principal and interest, on January 15, 1998 (the "Purchase Price Note"), and a 15.18% interest in a $1,000,000 note, payable by the Company and delivered in escrow, providing a similar interest rate (the "Escrow Note"). During fiscal 1998, the Company pre-paid the Purchase Price Note, principal and interest, in the amount of $4,154,090 and, under the Escrow Note, interest earned under the Escrow Note of $4,576. In addition, the Company, during fiscal 1998, purchased products in the aggregate of $179,018 from Southeastern Pump and Compressor, Inc., an industrial distribution company, in which Mr. Rees owns an 18.6% interest.

 With Don O. Covington, Executive Officer and Group President of TDI-Halter,
L.P.

  Prior to his association with the Company, Mr. Covington was a stockholder of TDI, owning the 20% of the outstanding capital stock of TDI, not owned by MHI. At the closing in April 1997, at which time Mr. Covington was an officer of the Company, Mr. Covington received $3,874,500. At the second closing, referenced above with respect to Mr. Rees, Mr. Covington received a Purchase Price Note from the Company in the principal amount of $5,400,000, bearing interest at the rate of 7.1% per annum, payable in full, principal and interest, on January 5, 1998 and 20% interest of the Escrow Note. During fiscal 1998, the Company paid Mr. Covington under his Purchase Price Note, principal and interest of $5,366,208 and interest earned under the Escrow Note of $7,542.

 With Daniel J. Mortimer, Executive Vice President and Chief Operating Officer

  During fiscal 1998, the Company leased certain equipment and purchased certain materials from Gulf Coast Industries, Inc. ("GCI"), a company 50% percent owned by Mr. Mortimer, making payments totalling $215,983. During fiscal 1998, GCI acquired Cajan Wire, Inc., which, from time to time, is a vendor to the Company. During fiscal 1998, the Company paid Cajan Wire a total
of $294,983, plus $      . Mr. Mortimer also owns 50% of an entity which owns
an aircraft which, from time to time, is chartered by the Company. During
fiscal 1998, the Company paid such entity $        for use of the aircraft in
connection with its business and operations.

  During fiscal 1998, Mr. Mortimer received a payment of $250,000 in respect of a non-compete covenant, the first of three installments. Such non-compete covenant relates to the preservation of goodwill of Gulf Coast Fabrication, Inc., which was acquired by the Company from Mr. Mortimer and another person in 1994. At the Company's option, the covenant may be extended for additional years for additional consideration.

 With The Independent Auditors

  Ernst & Young LLP, independent auditors, or a predecessor of that firm, were the auditors of Trinity Industries, Inc. for many years and are the independent auditors of the accounts of the Company for its fiscal year ended March 31, 1998. It is anticipated that representatives of Ernst & Young LLP will be present at the 1998 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 1998 Annual Meeting or submitted to them in writing before the 1998 Annual Meeting.

  Ernst & Young LLP has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

  Under certain agreements entered into with Trinity Industries, Inc. in connection with the Company's initial public offering on September 26, 1996, for a period of three (3) years, the Company agreed to retain Ernst & Young LLP as its auditing firm.

OTHER MATTERS

  Management of the Company is not aware of other matters to be presented for action at the 1998 Annual Meeting; however, if other matters are presented, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

  Stockholders' proposals to be presented at the 1999 Annual Meeting of Stockholders, for inclusion in the Company's proxy statement and form of proxy relating to that meeting, must be received by the Company at its offices in Gulfport, Mississippi, addressed to the Secretary of the Company, not later
than            , 1999. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy materials for the 1999 Annual Meeting, all in accordance with applicable regulations and provisions governing the solicitation of proxies.

  PLEASE SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY TO AVOID UNNECESSARY EXPENSE. ALL STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER SHARES OWNED, TO PARTICIPATE IN THE 1998 ANNUAL MEETING BY RETURNING THEIR PROXY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                                            By Order of the Board of Directors

                                                 MAUREEN O'CONNOR SULLIVAN
                                                 Senior Vice President and
                                                         Secretary

Gulfport, Mississippi
June   , 1998

     [   ]

(1) Election of two (2) Directors:       FOR all nominees   [X]       WITHHOLD authority to vote    [X]       *EXCEPTIONS    [X]
                                         listed below                 for all nominees listed below.

Nominees: Rick S. Rees and Kenneth W. Lewis.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)


(2) Approval of the amendment to the Halter Marine Group, Inc.        (3) In their discretion on such other matters as may properly
    Restated Certificate of Incorporation, providing for an               come before the meeting.
    increase in the number of shares of common stock authorized for issuance by the Company from 50,000,000 to 150,000,000.

    FOR  [X]    AGAINST  [X]    ABSTAIN  [X]

                                                                                                        Change of Address and
                                                                                                        or Comments Mark Here   [X]

                                                                          Please sign exactly as your name appears on the proxy. If
                                                                          your stock is jointly owned, both parties must sign.
                                                                          Fiduciaries and representatives should so indicate when
                                                                          signing, and when more than one is named, a majority
                                                                          should sign. If signed by a corporation, its seal should
                                                                          be affixed.

                                                                          Dated: _______________________________________________


                                                                          ______________________________________________________
                                                                                                Signature

                                                                          ______________________________________________________
                                                                                                Signature
  Please DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED        Votes must be indicated
  ENVELOPE. NO POSTAGE IS REQUIRED.                                       (x) in Black or Blue ink.




                           HALTER MARINE GROUP, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS - July 28, 1998

     The undersigned hereby appoints Barry J. Galt and Angus R. Cooper II and each of them, with full power of substitution, as the attorneys, agents and proxies of the undersigned to vote as directed on the reverse side hereof the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Halter Marine Group, Inc. to be held at the Great Southern Club, One Hancock Plaza, Suite 1112, Gulfport, Mississippi 39501, on Tuesday, July 28, 1998 at 10:00 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. Either of the above proxies present, in person or by substitution, at such meeting or at any adjournment thereof, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NAMED NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF THE AMENDMENT TO THE HALTER MARINE GROUP, INC. RESTATED CERTIFICATE OF INCORPORATION, PROVIDING FOR AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE BY THE COMPANY FROM 50,000,000 TO 150,000,000.

(Continued and to be marked, dated and signed on reverse side)

                                        HALTER MARINE GROUP, INC.
                                        P.O. BOX 11417
                                        NEW YORK, N.Y. 10203-0417